ALBRECHT, VIGIANO, ZURECK
& COMPANY, P.C.

                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                                25 SUFFOLK COURT
                                                            HAUPPAUGUE, NY 11788
                                                                  (631) 434-9500





                                    EX -23 a
                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 31, 2002 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2002 filed with the Securities and Exchange Commission.


/S/ Albrecht, Vigiano, Zureck & Company, P.C.

Hauppauge, NY
October 31, 2002